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                   CUSTODY AND INVESTMENT ACCOUNTING AGREEMENT

         THIS AGREEMENT is made effective the ___ day of February, 2004 by and between STATE STREET BANK AND TRUST COMPANY, a trust company chartered under the laws of the Commonwealth of Massachusetts, having its principal office and place of business at 225 Franklin Street, Boston, Massachusetts 02110 ("State Street"), and FIXED INCOME SHARES, a Massachusetts trust having its principal office and place of business at 1345 Avenue of Americas, New York, NY 10105 ("Fund")

         WHEREAS, Fund is a Massachusetts trust that is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company; and

         WHEREAS, Fund and State Street have entered into a separate Custody and Investment Accounting Agreement dated February __, 2004, relating to Series C, Series M, and Series R, series of the Fund (and such other series of the Fund that State Street and the Fund desire to be covered by such agreement); and

         WHEREAS, Fund desires to appoint State Street as custodian of the assets of Allianz Dresdner Daily Asset Fund, another series of the Fund (the "Portfolio") and as the Fund's agent to perform certain investment accounting and recordkeeping functions for the Portfolio pursuant to the terms and conditions of this Agreement; and

         WHEREAS, State Street is willing to accept such appointment with respect to the Portfolio on the terms and conditions hereinafter set forth;

         NOW THEREFORE, for and in consideration of the mutual promises contained herein, the parties hereto, intending to be legally bound, mutually covenant and agree as follows:

1. APPOINTMENT OF CUSTODIAN AND AGENT. Fund hereby constitutes and appoints State Street as:


         A. Custodian of the investment securities, interests in loans and other non-cash investment property, and monies at any time owned by the Portfolio and delivered to State Street as custodian hereunder ("Assets"); and

         B. Agent to perform certain accounting and recordkeeping functions relating to portfolio transactions required of a duly registered investment company under Rule 31(a) of the Investment Company Act of 1940, as amended (the "1940 Act") and to calculate the net asset value of the Portfolio.

2.       REPRESENTATIONS AND WARRANTIES.

         A.    Fund hereby represents, warrants and acknowledges to State
               Street:

               1. That it is a trust duly organized and existing and in good standing under the laws of its state of organization, and that it is registered under the 1940 Act; and

               2. That it has the requisite power and authority under applicable law and its articles of incorporation or its trust instrument, as the case may be, and its bylaws to enter into this Agreement; that it has taken all requisite action necessary to appoint State Street as custodian and investment accounting and recordkeeping agent, that this Agreement has been duly executed and delivered by Fund; and that this Agreement constitutes a legal, valid and binding obligation of Fund, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

         B.    State Street hereby represents, warrants and acknowledges to
               Fund:

               1. That it is a trust company duly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts; and

               2. That it has the requisite power and authority under applicable law, its charter and its bylaws to enter into and perform this Agreement; that this Agreement has been duly executed and delivered by State Street; and that this Agreement constitutes a legal, valid and binding obligation of State Street, enforceable in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally, and general principles of equity.

3.       DUTIES AND RESPONSIBILITIES OF THE PARTIES.

         A. Delivery of Assets. Except as permitted by the 1940 Act, Fund will deliver or cause to be delivered to State Street on the effective date hereof, or as soon thereafter as practicable, and from time to time thereafter, all Assets acquired by, owned by or from time to time coming into the possession of the Portfolio during the term hereof. State Street has no responsibility or liability whatsoever for or on account of assets not so delivered.

         B. Delivery of Accounts and Records. Fund will turn over or cause to be turned over to State Street all accounts and records needed by State Street to fully and properly perform its duties and responsibilities hereunder. State Street may rely conclusively on the completeness and correctness of such accounts and records.

         C. Delivery of Assets to Third Parties. State Street will receive delivery of and keep safely the Assets of the Portfolio segregated in a separate account. State Street will not deliver, assign, pledge or hypothecate any such Assets to any person except as permitted by the provisions hereof or any agreement executed according to the terms of Section 3.P hereof. Upon delivery of any such Assets to a subcustodian appointed pursuant hereto (hereinafter referred to as "Subcustodian"), State Street will create and maintain records identifying such Assets as belonging to the Portfolio. State Street is responsible for the safekeeping of the Assets only until they have been transmitted to and received by other persons as permitted under the terms hereof, except for Assets transmitted to Subcustodians, for which State Street remains responsible to the extent provided herein. State Street may deposit and/or maintain Portfolio securities directly or indirectly through a subcustodian in the Depository Trust Company

               (DTC), Treasury/Federal Reserve Book Entry System (Fed System), Participant Trust Company (PTC) or other securities depository (as such entities are defined at 17 CFR Section 270.17f-4(c)(6)) (each a "Depository" and collectively the "Depositories") in compliance with the conditions of Rule 17f-4 under the 1940 Act (as may be amended from time to time). State Street shall, at a minimum, exercise due care in accordance with reasonable commercial standards in discharging its duties to place and maintain Assets with a Depository. State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any Depository only to the same extent such Depository is responsible to State Street. State Street shall be liable to the Fund for any loss or damage resulting from the use of a Depository arising by reason of any negligence, willful misconduct or bad faith on the part of State Street or any of its officers, employees or agents. State Street shall provide, promptly upon request by the Fund, such reports as are available regarding its internal accounting controls and financial strength.

         D. Registration. State Street will at all times hold registered Assets in the name of State Street as custodian, the Portfolio, or a nominee of either of them, unless specifically directed by Instructions, as hereinafter defined, to hold such registered Assets in so-called "street name;" provided that, in any event, State Street will hold all such Assets in an account of State Street as custodian containing only Assets of the Portfolio, or only assets held by State Street as a fiduciary or custodian for customers; and provided further, State Street's records will at all times indicate the Portfolio or other customer for which such Assets are held and the respective interests therein. If, however, Fund directs State Street to maintain Assets in "street name", notwithstanding anything contained herein to the contrary, State Street will be obligated only to utilize its best efforts to timely collect income due the Portfolio on such Assets and to notify the Portfolio of relevant information, such as maturities and pendency of calls, and corporate actions including, without limitation, calls for redemption, tender or exchange offers, declaration, record and payment dates and amounts of any dividends or income, reorganization, recapitalization, merger, consolidation, split-up of shares, change of par value, or conversion ("Corporate Actions"). All Assets and the ownership thereof by the Portfolio will at all times be identifiable on the records of State Street. Fund agrees to hold State Street and its nominee harmless for any liability as a shareholder of record of securities held in custody.

         E. Exchange. Upon receipt of Instructions, State Street will exchange, or cause to be exchanged, Assets held for the account of the Portfolio for other Assets issued or paid in connection with any Corporate Action or otherwise, and will deposit any such Assets in accordance with the terms of any such Corporate Action. Without Instructions, State Street is authorized to exchange Assets in temporary form for Assets in definitive form, to effect an exchange of shares when the par value of stock is changed, and, upon receiving payment therefor, to surrender bonds or other Assets at maturity or when advised of earlier call for redemption, except that State Street will receive Instruction prior to surrendering any convertible security.

         F. Purchases of Investments -- Other Than Options and Futures. On each business day on which the Portfolio makes a purchase of Assets other than options and


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               futures, Fund will deliver to State Street Instructions
               specifying with respect to each such purchase:

               1. If applicable, the name of the Portfolio making such purchase;
               2.   The name of the issuer and description of the Asset;
               3. The number of shares and the principal amount purchased, and accrued interest, if any;
               4.   The trade date;
               5.   The settlement date;
               6. The purchase price per unit and the brokerage commission, taxes and other expenses payable in connection with the purchase;
               7.   The total amount payable upon such purchase;
               8. The name of the person from whom or the broker or dealer through whom the purchase was made; and
               9. Whether the Asset is to be received in certificated form or via a specified Depository.

               In accordance with such Instructions, State Street will pay for out of monies held for the purchasing Portfolio, but only insofar as such monies are available for such purpose, and receive the Assets so purchased by or for the account of such Portfolio, except that State Street, or a Subcustodian, may in its sole discretion advance funds to the Portfolio which may result in an overdraft because the monies held on behalf of the Portfolio are insufficient to pay the total amount payable upon such purchase. Except as otherwise instructed by Fund, State Street will make such payment only upon receipt of Assets: (a) by State Street;
               (b) by a clearing corporation of a national exchange of which State Street is a member; or (c) by a Depository. Notwithstanding the foregoing, (i) State Street may release funds to a Depository prior to the receipt of advice from the Depository that the Assets underlying a repurchase agreement have been transferred by book-entry into the account maintained with such Depository by State Street on behalf of its customers; provided that State Street's instructions to the Depository require that the Depository make payment of such funds only upon transfer by book-entry of the Assets underlying the repurchase agreement in such account; (ii) State Street may make payment for time deposits, call account deposits, currency deposits and other deposits, foreign exchange transactions, futures contracts or options, before receipt of an advice or confirmation evidencing said deposit or entry into such transaction; and (iii) State Street may make, or cause a Subcustodian to make, payment for the purchase of Assets the settlement of which occurs outside of the United States of America in accordance with generally accepted local custom and market practice.

         G. Sales and Deliveries of Investments -- Other Than Options and Futures. On each business day on which the Portfolio makes a sale of Assets other than options and futures, Fund will deliver to State Street Instructions specifying with respect to each such sale:

               1.   If applicable, the name of the Portfolio making such sale;
               2.   The name of the issuer and description of the Asset;
               3. The number of shares and principal amount sold, and accrued interest, if any;

               4. The date on which the Assets sold were purchased or other information identifying the Assets sold and to be delivered;
               5.   The trade date;
               6.   The settlement date;
               7.   The sale price per unit and the brokerage commission, taxes or other expenses payable in connection with such sale;
               8.   The total amount to be received by the Portfolio upon such sale; and
               9. The name and address of the broker or dealer through whom or person to whom the sale was made.

               State Street will deliver or cause to be delivered the Assets thus designated as sold for the account of the selling Portfolio as specified in the Instructions. Except as otherwise instructed by Fund, State Street will make such delivery upon receipt of:
               (a) payment therefor in such form as is satisfactory to State Street; (b) credit to the account of State Street with a clearing corporation of a national securities exchange of which State Street is a member; or (c) credit to the account maintained by State Street on behalf of its customers with a Depository. Notwithstanding the foregoing: (i) State Street will deliver Assets held in physical form in accordance with "street delivery custom" to a broker or its clearing agent; or (ii) State Street may make, or cause a Subcustodian to make, delivery of Assets the settlement of which occurs outside of the United States of America upon payment therefor in accordance with generally accepted local custom and market practice.

         H. Purchases or Sales of Options and Futures. On each business day on which the Portfolio makes a purchase or sale of the options and/or futures listed below, Fund will deliver to State Street Instructions specifying with respect to each such purchase or sale:

               1. If applicable, the name of the Portfolio making such purchase or sale;

               2.   In the case of security options:
                    a.   The underlying security;
                    b.   The price at which purchased or sold;
                    c.   The expiration date;
                    d.   The number of contracts;
                    e.   The exercise price;
                    f. Whether the transaction is an opening, exercising, expiring or closing transaction;
                    g.   Whether the transaction involves a put or call;
                    h.   Whether the option is written or purchased;
                    i.   Market on which option traded; and
                    j. Name and address of the broker or dealer through whom the sale or purchase was made.

               3.   In the case of options on indices:
                    a.   The index;
                    b.   The price at which purchased or sold;

                    c.   The exercise price;
                    d.   The premium;
                    e.   The multiple;
                    f.   The expiration date;
                    g. Whether the transaction is an opening, exercising, expiring or closing transaction;
                    h.   Whether the transaction involves a put or call;
                    i.   Whether the option is written or purchased; and
                    j. The name and address of the broker or dealer through whom the sale or purchase was made, or other applicable settlement instructions.

               4.   In the case of security index futures contracts:
                    a. The last trading date specified in the contract and, when available, the closing level, thereof;
                    b. The index level on the date the contract is entered into;
                    c.   The multiple;
                    d.   Any margin requirements;
                    e. The need for a segregated margin account (in addition to Instructions, and if not already in the possession of State Street, Fund will deliver a substantially complete and executed custodial safekeeping account and procedural agreement, incorporated herein by this reference); and
                    f. The name and address of the futures commission merchant through whom the sale or purchase was made, or other applicable settlement instructions.

               5.   In the case of options on index future contracts:
                    a.   The underlying index future contract;
                    b.   The premium;
                    c.   The expiration date;
                    d.   The number of options;
                    e.   The exercise price;
                    f. Whether the transaction involves an opening, exercising, expiring or closing transaction;
                    g.   Whether the transaction involves a put or call;
                    h.   Whether the option is written or purchased; and
                    i.   The market on which the option is traded.

         I. Assets Pledged or Loaned. If specifically allowed for in the prospectus or registration statement of the Portfolio, and subject to such additional terms and conditions as State Street may require:

               1. Upon receipt of Instructions, State Street will release or cause to be released Assets to the designated pledgee by way of pledge or hypothecation to secure any loan incurred by the Portfolio; provided, however, that State Street will release Assets only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further Assets may be released or caused to be released for that purpose.

               Upon receipt of Instructions, State Street will pay, but only from funds available for such purpose, any such loan upon redelivery to it of the Assets pledged or hypothecated therefor and upon surrender of the note or notes evidencing such loan.

               2. Upon receipt of Instructions, State Street will release Assets to the designated borrower; provided, however, that the Assets will be released only upon deposit with State Street of full cash collateral as specified in such Instructions, and that the lending Portfolio will retain the right to any dividends, interest or distribution on such loaned Assets. Upon receipt of Instructions and the loaned Assets, State Street will release the cash collateral to the borrower.

         J. Routine Matters. State Street will, in general, attend to all routine and mechanical matters in connection with the sale, exchange, substitution, purchase, transfer, or other dealings with the Assets except as may be otherwise provided herein or upon Instruction from Fund.

         K. Deposit Accounts. State Street will open and maintain one or more special purpose deposit accounts for the Portfolio in the name of State Street in such banks or trust companies (including, without limitation, affiliates of State Street) as may be designated by it in writing ("Accounts"), subject only to draft or order by State Street upon receipt of Instructions. State Street will deposit all monies received by State Street from or for the account of the Portfolio in an Account maintained for the Portfolio. Subject to Section 5.K hereof, State Street agrees:

               1. To make Fed Funds available to the Portfolio at 9:00 a.m., Kansas City time, on the second business day after deposit of any check into an Account, in the amount of the check;

               2. To make funds available immediately upon a deposit made by Federal Reserve wire; and

               3. To make funds available on the next business day after deposit of ACH wires.

         L.    Income and Other Payments.  State Street will:


               1. Collect, claim and receive and deposit for the account of the Portfolio all income (including income from the Accounts) and other payments which become due and payable on or after the effective date hereof with respect to the Assets, and credit the account of the Portfolio. If, for any reason, the Portfolio is credited with income that is not subsequently collected, State Street may reverse that credited amount. If monies are collected after such reversal, State Street will credit the Portfolio in that amount;

               2. Execute ownership and other certificates and affidavits for all federal, state and local tax purposes in connection with the collection of bond and note coupons; and

               3. Take such other action as may be necessary or proper in connection with (a) the collection, receipt and deposit of such income and other payments, including but not limited to the presentation for payment of all coupons and other income items requiring presentation; and all other Assets which may mature or be called, redeemed, retired or otherwise become payable and regarding which State Street has actual knowledge, or should reasonably be expected to have knowledge; and (b) the endorsement for collection, in the name of Fund or the Portfolio, of all checks, drafts or other negotiable instruments.

               State Street, however, will not be required to institute suit or take other extraordinary action to enforce collection except upon receipt of Instructions and upon being indemnified to its satisfaction against the costs and expenses of such suit or other actions. State Street will receive, claim and collect all stock dividends, rights and other similar items and will deal with the same pursuant to Instructions.

         M. Proxies and Notices. State Street will promptly deliver or mail or have delivered or mailed to Fund all proxies properly signed, all notices of meetings, all proxy statements and other notices, requests or announcements affecting or relating to Assets and will, upon receipt of Instructions, execute and deliver or mail (or cause its nominee to execute and deliver or mail) such proxies or other authorizations as may be required. Except as provided herein or pursuant to Instructions hereafter received by State Street, neither it nor its nominee will exercise any power inherent in any such Assets, including any power to vote the same, or execute any proxy, power of attorney, or other similar instrument voting any of such Assets, or give any consent, approval or waiver with respect thereto, or take any other similar action.

         N. Disbursements. State Street will pay or cause to be paid, insofar as funds are available for the purpose, bills, statements and other obligations of the Portfolio (including but not limited to obligations in connection with the conversion, exchange or surrender of Assets, interest charges, dividend disbursements, taxes, management fees, custodian fees, legal fees, auditors' fees, transfer agents' fees, brokerage commissions, compensation to personnel, and other operating expenses of the Portfolio) pursuant to Instructions setting forth the name of the person to whom payment is to be made, and the amount and purpose of the payment.

         O. Daily Statement of Accounts. State Street will, within a reasonable time, render to Fund a detailed statement of the amounts received or paid and of Assets received or delivered for the account of the Portfolio during each business day. State Street will maintain such books and records as are necessary to enable it to render, from time to time upon request by Fund, a detailed statement of the Assets. State Street will permit, and upon Instruction will cause any Subcustodian to permit, such persons as are authorized by the Fund, including Fund's independent public accountants, reasonable access to such records or will provide reasonable confirmation of the contents of such records, and if demanded, State Street will permit, and will cause any Subcustodian to permit, federal and state regulatory agencies to examine the Assets, books and records of the Portfolio.

         P. Appointment of Subcustodians. Notwithstanding any other provisions hereof:

               1. All or any of the Assets may be held in State Street's own custody or in the custody of one or more other banks or trust companies (including, without limitation, affiliates of State Street) acting as Subcustodian as may be selected by State Street. Any such Subcustodian selected by State Street must have the qualifications required for a custodian under the 1940 Act. State Street will be responsible to the Portfolio for any loss, damage or expense suffered or incurred by the Portfolio resulting from the actions or omissions of any Subcustodians selected and appointed by State Street (except Subcustodians appointed at the request of Fund and as provided in Subsection 2 below) to the same extent State Street would be responsible to Fund hereunder if it committed the act or omission itself.

               2. Upon request of Fund, State Street will contract with other Subcustodians reasonably acceptable to State Street for purposes of (a) effecting third-party repurchase transactions with banks, brokers, dealers, or other entities through the use of a common custodian or subcustodian, or (b) providing depository and clearing agency services with respect to certain variable rate demand note securities, or (c) for other reasonable purposes specified by Fund; provided, however, that State Street will be responsible to Fund for any loss, damage or expense suffered or incurred by Fund resulting from the actions or omissions of any such Subcustodian only to the same extent such Subcustodian is responsible to State Street. Fund may review State Street's contracts with such Subcustodians.

         Q.    Provisions Relating to Rule 17f-5

               1. Definitions. Capitalized terms in this Agreement shall have the following meanings:


               "Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

               "Eligible Foreign Custodian" has the meaning set forth in section
               (a)(1) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the U.S. Securities and Exchange Commission (the "SEC")).

               "Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7 (as such term may be interpreted or modified by appropriate action of the SEC).

               "Foreign Assets" means the Portfolio's investments (including foreign currencies) for which the primary market is outside the United States, and any cash and cash equivalents that are reasonably necessary to effect the Portfolio's transactions in such investments.

               "Foreign Custody Manager" has the meaning set forth in section
               (a)(3) of Rule 17f-5 (as such term may be interpreted or modified by appropriate action of the SEC).

               2. Delegation to State Street as Foreign Custody Manager. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to State Street, subject to Section
               (b) of Rule 17f-5, the responsibilities set forth in this Section 3.Q. with respect to Foreign Assets of the Portfolio held outside the United States, and State Street hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolio.

               3. Countries Covered. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Agreement, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolio, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.Q.6 hereof.

               Upon the receipt by the Foreign Custody Manager of Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolio, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolio responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by the Fund shall be deemed to be an Instruction to open an account, or to place or maintain Foreign Assets, of the Portfolio in each country listed on Schedule A pursuant to the terms of the Agreement. Following the receipt of Instructions directing the Foreign Custody Manager to close the account of the Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to State Street as Foreign Custody Manager for that country shall be deemed to have been withdrawn and State Street shall immediately cease to be the Foreign Custody Manager of the Portfolio with respect to that country.

               The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Portfolio. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Portfolio, State Street shall have no further responsibility in its capacity as Foreign Custody Manager to the Portfolio with respect to the country as to which State Street's acceptance of delegation is withdrawn.

               4.   Scope of Delegated Responsibilities:


                    (a) Selection of Eligible Foreign Custodians. Subject to the provisions of Section 3.Q., the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after considering all factors relevant to the safekeeping of such assets, including without limitation, the factors specified in Rule 17f-5(c)(1), as amended from time to time.

                    (b) Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that each arrangement with an Eligible Foreign Custodian is governed by a written contract and that such contract will satisfy the requirements of Rule 17f-5(c)(2), as amended from time to time.

                    (c) Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall have established a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian under Rule 17f-5(c)(2). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate or no longer meet the requirements of Rule 17f-5, the Foreign Custody Manager shall notify the Board in accordance with Section 3.Q.6 hereunder and State Street shall, upon Instruction, assist the Portfolio in withdrawing its assets from such Eligible Foreign Custodian as soon as reasonably practicable.

               5. Guidelines for the Exercise of Delegated Authority. For purposes of this Section 3.Q, the Board, or at its delegation the Portfolio's investment adviser, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which State Street is serving as Foreign Custody Manager of the Portfolio.

               6. Reporting Requirements. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written quarterly reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolio described in this Section 3.Q after the occurrence of the material change.

               7. Standard of Care as Foreign Custody Manager of a Portfolio. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of the Portfolio's Foreign Assets would exercise.

               8. Representations with Respect to Rule 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5 and is otherwise eligible to serve as a Foreign Custody Manager under Rule 17f-5. The Fund represents to State Street that the Board has determined that it is reasonable for the Board to rely on State Street to perform the responsibilities delegated pursuant to this Agreement to State Street as the Foreign Custody Manager of the Portfolio.

               9. Effective Date and Termination of State Street as Foreign Custody Manager. The Board's delegation to State Street as Foreign Custody Manager of the Portfolio shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination of State Street as Foreign Custody Manager will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.Q.3 hereof shall govern the delegation to and termination of State Street as Foreign Custody Manager of the Portfolio with respect to designated countries.

               10. Analysis and Monitoring State Street shall (a) provide the Portfolio (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, as amended from time to time, in accordance with section (a)(1)(i)(A) of Rule 17f-7, as amended from time to time, and (b) monitor such risks on a continuing basis, and promptly notify the Portfolio (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section
               (a)(1)(i)(B) of Rule 17f-7, as amended from time to time.

               11. Standard of Care Under Rule 17f-7. State Street agrees to exercise reasonable care, prudence and diligence in performing the requirements and duties set forth in Section 3.Q.10.

               12. Eligible Securities Depositories. State Street has made the determination that each depository institution listed on Schedule B hereto is an "Eligible Securities Depository" as defined in section (b)(1) of Rule 17f-7. State Street shall promptly inform the Fund if it becomes aware that any of the factors set forth in section (b)(1) of Rule 17f-7 no long apply to a depository institution listed on Schedule B hereto, as such factors may be interpreted or modified by appropriate action of the SEC from time to time, i.e., such depository institution no longer: (i) acts as or operates a system for the central handling of securities or equivalent book-entries in the country where it is incorporated, or acts as a transnational system for the central handling of securities or equivalent book-entries, (ii) is regulated by a foreign financial regulatory authority as defined under Section 2(a)(50) of the Investment Company Act, (iii) holds assets for the custodian that participates in the system on behalf of the Fund under safekeeping conditions no less favorable than the conditions that apply to other participants, (iv) maintains records that identify the assets of each participant and segregates the system's own assets from the assets of participants, (v) provides periodic reports to its participants with respect to its safekeeping of assets, including notices of transfer to or from any participant's account, or (vi) is subject to periodic examination by regulatory authorities or independent accountants.

         R. Accounts and Records. State Street will prepare and maintain, with the direction and as interpreted by Fund or its accountants and/or other advisors, in complete, accurate and current form all accounts and records: (1) required to be maintained by the Fund with respect to portfolio transactions under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder; (2) required to be maintained as a basis for calculation of each Portfolio's net asset value; and (3) as otherwise agreed upon by the parties. Fund will advise State Street in writing of all applicable record retention requirements, other than those set forth in the 1940 Act or the regulations thereunder. State Street will preserve such accounts and records in the manner and for the periods prescribed in the 1940 Act or the regulations thereunder or for such longer period as is agreed upon by the parties. Fund will furnish, in writing or its electronic or digital equivalent, accurate and timely information needed by State Street to complete such accounts and records, including Corporate Actions, when such information is not readily available from generally accepted securities industry services or publications.

         S. Accounts and Records Property of Fund. State Street acknowledges that all of the accounts and records maintained by State Street pursuant hereto are the property of the Fund, and will be made available to the Fund on behalf of the Portfolio for inspection or reproduction within a reasonable period of time, upon demand. State Street will assist Fund's independent auditors, or upon approval of Fund, or upon demand, any regulatory body, in any requested review of Fund's accounts and records but Portfolio will reimburse State Street for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from Fund of the necessary information or instructions, State Street will supply information from the books and records it maintains for Portfolio that Portfolio needs for tax returns, questionnaires, periodic reports to shareholders and such other reports and information requests as Fund and State Street agree upon from time to time.

         T. Adoption of Procedures. State Street and Fund hereby adopt the Funds Transfer Operating Guidelines attached hereto. State Street and Fund may from time to time adopt such additional procedures as they agree upon, and State Street may conclusively assume that no procedure approved or directed by Fund or its accountants or other advisors conflicts with or violates any requirements of the prospectus or registration statement, articles of incorporation and bylaws or trust instrument, any applicable law, rule or regulation, or any order, decree or agreement by which the Fund may be bound. Fund will be responsible for notifying State Street of any changes in statutes, regulations, rules, requirements or policies which may impact State Street's performance of its responsibilities hereunder or its related operational policies and procedures as they relate to the Fund in a manner different from or in addition to requirements applicable to investment companies registered under the 1940 Act in general.

         U. Calculation of Net Asset Value. Fund will give Instructions to State Street specifying the outside pricing sources to be utilized as sources of Asset prices ("Pricing Sources"). State Street will calculate the Portfolio's net asset value, in accordance with the Portfolio's prospectus or registration statement. State Street will price the Assets, including foreign currency holdings, of the Portfolio for which market quotations are available from the Pricing Sources; all other Assets will be priced in accordance with Fund's Instructions.

         V. Advances. Fund will cause the Portfolio to pay on demand the advance of cash or securities made by State Street or any Subcustodian, in its sole discretion, for any purpose (including but not limited to securities settlements, purchase or sale of foreign exchange or foreign exchange contracts and assumed settlement) for the benefit of the Portfolio. Any such cash advance will be subject to an overdraft charge at the rate set forth in the then-current fee schedule from the date advanced until the date repaid. As security for each such advance, Fund hereby grants State Street and such Subcustodian a lien on and security interest in all of Fund's Assets at any time held for the account of the Portfolio, including without limitation all Assets acquired with the amount advanced. Should the Portfolio fail to promptly repay the advance, the Fund agrees that State Street and such Subcustodian may utilize available cash and dispose of the Portfolio's Assets pursuant to applicable law to the extent necessary to obtain reimbursement of the amount advanced and any related overdraft charges; provided, however, that prior to such utilization and disposition, (i) State Street or Subcustodian has given Fund 2 days' notice of the amount due and of its intent to so utilize and dispose of custodied Assets; and (ii) the Portfolio shall not have satisfied the obligation. During such 2 day notice period, Fund shall have the option to direct State Street or such Subcustodian by written notice regarding which and in what priority order custodied Assets are to be utilized and disposed of. Fund hereby agrees to waive the provisions of subparagraphs (i) and (ii) above with respect to State Street's pledge of the Fund's custodied assets to the Fed in order to allow State Street to collateralize trades through the applicable Fed Book Entry account.

         W. Exercise of Rights; Tender Offers. Upon receipt of Instructions, State Street will: (1) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to the agent of such issuer or trustee, for the purpose of exercise or sale, provided that the new Assets, if any, are to be delivered to State Street; and (2) deposit securities upon invitations for tenders thereof, provided that the consideration for such securities is to be paid or delivered to State Street or the tendered securities are to be returned to State Street.

         X.    Fund Shares.


               1. Fund will deliver to State Street Instructions with respect to the declaration and payment of any dividend or other distribution on the shares of capital stock or beneficial interest, as the case may be, of the Portfolio ("Fund

               Shares") by the Portfolio. On the date specified in such Instruction, State Street will pay out of the monies held for the account of the Portfolio, insofar as it is available for such purposes, and credit to the account of the Dividend Disbursing Agent for the Portfolio, the amount specified in such Instructions.

               2. Whenever Fund Shares are repurchased or redeemed by the Portfolio, Fund on behalf of the Portfolio or its agent will give State Street Instructions regarding the aggregate dollar amount to be paid for such shares. Upon receipt of such Instruction, State Street will charge such aggregate dollar amount to the account of the Portfolio and either deposit the same in the account maintained for the purpose of paying for the repurchase or redemption of Fund Shares or deliver the same in accordance with such Instruction. State Street has no duty or responsibility to determine that Fund Shares have been removed from the proper shareholder accounts or that the proper number of Fund Shares have been canceled and removed from the shareholder records.

               3. Whenever Fund Shares are purchased from the Portfolio, Fund will deposit or cause to be deposited with State Street the amount received for such shares. State Street has no duty or responsibility to determine that Fund Shares purchased from the Portfolio have been added to the proper shareholder account or that the proper number of such shares have been added to the shareholder records.

         Y. Provisions Relating to Custody of Assets Held Outside the United States


               1. Definitions. Capitalized terms in this Section 3.Y. shall have the following meanings:


               "Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

               "Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian hereunder.

               2. Holding Securities. State Street shall identify on its books as belonging to the Portfolio the foreign securities held of the Portfolio placed with and maintained by each Foreign Sub-Custodian or Foreign Securities System. State Street may hold foreign securities for all of its customers, including the Portfolio, with any Foreign Sub-Custodian in an account that is identified as belonging to State Street for the benefit of its customers, provided however, that (i) the records of State Street with respect to foreign securities of the Portfolio which are maintained in such account shall identify those securities as belonging to the Portfolio and (ii), to the extent permitted by law in the market in which the account is maintained, State Street shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

               3. Foreign Securities Systems. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by State Street or a Foreign Sub-Custodian, as applicable, in such country.

               4.   Transactions in Foreign Custody Account.


                    4.1. Delivery of Foreign Assets. State Street or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolio held by State Street or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

                    (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

                    (ii) in connection with any repurchase agreement related to foreign securities;

                    (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

                    (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

                    (v) to the issuer thereof, or its agent, for transfer into the name of State Street (or the name of the respective Foreign Sub-Custodian or of any nominee of State Street or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

                    (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence, bad faith or willful misconduct;

                    (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

                    (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

                    (ix) for delivery as security in connection with any borrowing by the Portfolio requiring a pledge of assets by the Portfolio;

                    (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                    (xi)   in connection with the lending of foreign securities;
                    and

                    (xii) for any other purpose, but only upon receipt of Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

                    4.2. Payment of Portfolio Monies. Upon receipt of Instructions, which may be continuing instructions when deemed appropriate by the parties, State Street shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of the Portfolio in the following cases only:

                    (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

                    (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

                    (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

                    (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through State Street or its Foreign Sub-Custodians;

                    (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

                    (vi) for payment of part or all of the dividends received in respect of securities sold short;

                    (vii) in connection with the borrowing or lending of foreign securities; and

                    (viii) for any other purpose, but only upon receipt of Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

                    4.3. Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolio and delivery of Foreign Assets maintained for the account of the Portfolio may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

                    State Street shall provide to the Board the information described on Schedule C hereto with respect to custody and settlement practices in countries in which State Street employs a Foreign Sub-Custodian or uses a Foreign Securities System at the time or times set forth on such Schedule. State Street may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

               5. Registration of Foreign Securities. A Portfolio's foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of State Street or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing (provided, however, that such registration indicates such foreign securities as having been held for the benefit of customers and not, in any event, for the benefit of State Street or a Foreign Sub-Custodian or any nominee thereof), and the Fund on behalf of the Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. State Street or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of the Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

               6. Bank Accounts. State Street shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with State Street. Where State Street is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of State Street, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of the Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by State Street (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of State Street (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

               7. Collection of Income. State Street shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolio shall be entitled and shall credit such income, as collected, to the Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and State Street shall consult as to such measures and as to the compensation and expenses of State Street relating to such measures.

               8. Shareholder Rights. With respect to the foreign securities held pursuant to this Agreement, State Street will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

               9. Communications Relating to Foreign Securities. State Street shall transmit promptly to the Fund written information with respect to materials received by State Street via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolio (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, State Street shall transmit promptly to the Fund written information with respect to materials so received by State Street from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent State Street's negligence, misfeasance or misconduct, State Street shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolio at any time held by it unless (i) State Street or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) State Street receives Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which State Street is to take action to exercise such right or power.

               10. Liability of Foreign Sub-Custodians. Each agreement pursuant to which State Street employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, State Street, and the Fund and the Portfolio from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolio shall be entitled to be subrogated to the rights of State Street with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund and the Portfolio have not been made whole for any such loss, damage, cost, expense, liability or claim.

               11. Tax Law. State Street shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolio or State Street as custodian of the Portfolio by the tax law of the United States or of any state or political subdivision thereof unless and to the extent that such liability or obligation arises due to State Street's negligence, misfeasance or misconduct. It shall be the responsibility of the Fund to notify State Street of the obligations imposed on the Fund with respect to its Portfolio or State Street as custodian of the Portfolio by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of State Street with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

               12. Liability of Custodian. Except as may arise from State Street's own negligence, misfeasance or willful misconduct or the negligence, misfeasance or willful misconduct of a Foreign Sub-Custodian, State Street shall be without liability to the Fund for any loss, liability, claim or expense to the extent that such loss, liability, claim or expense results directly from or is caused directly by Country Risk. State Street shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in this Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, State Street shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

4.       INSTRUCTIONS.

         A. The term "Instructions", as used herein, means written (including telecopied, telexed, or electronically transmitted) or oral instructions which State Street reasonably believes were given by a designated representative of Fund. Fund will deliver to State Street, prior to delivery of any Assets to State Street and thereafter from time to time as changes therein are necessary, written Instructions naming one or more designated representatives to give Instructions in the name and on behalf of Fund, which Instructions may be received and accepted by State Street as conclusive evidence of the authority of any designated representative to act for the Fund and may be considered to be in full force and effect until receipt by State Street of notice to the contrary. Unless such written Instructions delegating authority to any person to give Instructions specifically limit such authority to specific matters or require that the approval of anyone else will first have been obtained, State Street will be under no obligation to inquire into the right of such person, acting alone, to give any Instructions whatsoever. If Fund fails to provide State Street any such Instructions naming designated representatives, any Instructions received by State Street from a person reasonably believed to be an appropriate representative of Fund will constitute valid and proper Instructions hereunder. "Designated representatives" may include the Fund's or the Portfolio's employees and agents, including investment managers and their employees.

         B. No later than the next business day immediately following each oral Instruction, Fund will send State Street written confirmation of such oral Instruction. At State Street's sole discretion, State Street may record on tape, or otherwise, any oral Instruction whether given in person or via telephone, each such recording identifying the date and the time of the beginning and ending of such oral Instruction.

         C. Fund will provide, upon State Street's request, a certificate signed by an officer or designated representative of Fund, as conclusive proof of any fact or matter required to be ascertained from Fund hereunder. Fund will also provide State Street Instructions with respect to any matter concerning this Agreement requested by State Street. If State Street reasonably believes that it could not prudently act according to the Instructions, or the instruction or advice of Fund's or the Portfolio's accountants or counsel, it may in its discretion, with notice to Fund, not act according to such Instructions.

5.       LIMITATION OF LIABILITY OF STATE STREET.

         A. State Street shall at all times use reasonable care and due diligence and act in good faith in performing its duties under this Agreement. Fund is not responsible or liable for, and State Street will indemnify and hold Fund harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by Fund or for which Fund may be held to be liable, arising out of or attributable to State Street's failure to comply with the terms of this Agreement or arising out of State Street's (or its agents' or delegees') negligence, willful misconduct, or bad faith.

         B. State Street is not responsible or liable for, and Fund will indemnify and hold State Street harmless from and against, any and all costs, expenses, losses, damages, charges, counsel fees, payments and liabilities which may be asserted against or incurred by State Street or for which State Street may be held to be liable, arising out of or attributable to:

               1    State Street's action or omission to act pursuant hereto;
               provided that State Street has acted or failed to act in good faith and with due diligence and reasonable care; and provided further, that neither party is liable to the other for consequential, special, or punitive damages in any event.

               2. State Street's payment of money as requested by Fund, or the taking of any action which might make it or its nominee liable for payment of monies or in any other way; provided, however, that nothing herein obligates State Street to take any such action or expend its own monies in its sole discretion.

               3. State Street's action or omission to act hereunder in reasonable reliance upon any Instructions, advice, notice, request, consent, certificate or other instrument or paper appearing to it to be genuine and to have been properly executed, including any Instructions, communications, data or other information received by State Street by means of the Systems, as hereinafter defined, or any electronic system of communication.

               4. State Street's action or omission to act in good faith reliance on the advice or opinion of counsel for Fund or of its own counsel with respect to questions or matters of law, which advice or opinion may be obtained by State Street from counsel for Fund at the expense of Fund or from State Street's counsel at its own expense, or on the Instructions, advice or statements of any officer or employee of Fund, or the Fund's accountants or other authorized individuals, and other persons believed by it in good faith to be expert in matters upon which they are consulted.

               5. The purchase or sale of any securities or foreign currency positions. Without limiting the generality of the foregoing, State Street is under no duty or obligation to inquire into:

                    a. The validity of the issue of any securities purchased by or for any Portfolio, or the legality of the purchase thereof or of foreign currency positions, or evidence of ownership required by Fund to be received by State Street, or the propriety of the decision to purchase or the amount paid therefor;

                    b. The legality of the sale of any securities or foreign currency positions by or for the Portfolio, or the propriety of the amount for which the same are sold; or

                    c. The legality of the issue or sale of any Fund Shares, or the sufficiency of the amount to be received therefor, the legality of the repurchase or redemption of any Fund Shares, or the propriety of the amount to be paid therefor, or the legality of the declaration of any dividend by either Fund, or the legality of the issue of any Fund Shares in payment of any stock dividend.

               6. Any error, omission, inaccuracy or other deficiency in the Portfolio's accounts and records or other information provided by or on behalf of the Portfolio to State Street, including the accuracy of the prices quoted by the Pricing Sources or for the information supplied by Fund to price the Assets, or the failure of Fund to provide, or provide in a timely manner, any accounts, records, or information needed by State Street to perform hereunder.

               7. Fund's refusal or failure to comply with the terms hereof (including without limitation Fund's failure to pay or reimburse State Street on behalf of the Portfolio under Section 5 or 6 hereof), Fund's negligence or willful misconduct, or the failure of any representation or warranty of Fund hereunder to be and remain true and correct in all respects at all times.

               8. The use or misuse, whether authorized or unauthorized, of the Systems or any electronic system of communication used hereunder, by Fund or by any person who acquires access to the Systems or such other systems through the terminal device, passwords, access instructions or other means of access to such Systems or such other system which are utilized by, assigned to or otherwise made exclusively available to Fund, except to the extent attributable to any negligence or willful misconduct by State Street.

               9. Any money represented by any check, draft, wire transfer, clearinghouse funds, uncollected funds, or instrument for the payment of money to be received by State Street on behalf of the Portfolio until actually received; provided, however, that State Street will advise Fund promptly if it fails to receive any such money in the ordinary course of business and will cooperate with Fund toward the end that such money is received.

               10.  Except as provided in Section 3.P hereof, and subject to
               Section 5.B.1 hereof, loss occasioned by the acts, neglects, defaults or insolvency of any broker, bank, trust company, or any other person with whom State Street may deal.

               11. The failure or delay in performance of its obligations hereunder, or those of any entity for which it is responsible hereunder, arising out of or caused, directly or indirectly, by circumstances beyond the affected entity's reasonable control or ability to take preemptive measures against, including, without limitation: any interruption, loss or malfunction of any utility, transportation, computer (hardware or software) or communication service; inability to obtain labor, material, equipment or transportation, or a delay in mails; governmental or exchange action, statute, ordinance, rulings, regulations or direction; war, strike, riot, emergency, civil disturbance, terrorism, vandalism, explosions, labor disputes, freezes, floods, fires, tornadoes, acts of God or public enemy, revolutions, or insurrection.

6. COMPENSATION. In consideration for its services hereunder, State Street will be paid the compensation set forth in a separate fee schedule, incorporated herein by this reference, to be agreed to by Fund and State Street from time to time, and reimbursement for State Street's cash disbursements and reasonable out-of-pocket costs and expenses, including attorney's fees, incurred by State Street in connection with the performance of services hereunder, on demand. State Street, subject to Section 10 hereof, may charge such compensation against monies held by it for the accounts of the Portfolio following notice to Fund. State Street will, subject to
         Section 10 hereof, be entitled to charge against any monies held by it for the accounts of the Portfolio the amount of any loss, damage, liability, advance, overdraft or expense for which it is entitled to reimbursement from Fund. State Street will be entitled to reimbursement by the Fund on behalf of the Portfolio for the losses, damages, liabilities, advances, overdrafts and expenses of Subcustodians only to the extent that (a) State Street would have been entitled to reimbursement hereunder if it had incurred the same itself directly, and (b) State Street is obligated to reimburse the Subcustodian therefor.

7. TERM AND TERMINATION. The initial term of this Agreement is for a period of one (1) year. Thereafter, Fund or State Street may terminate the same by notice in writing, delivered or mailed, postage prepaid, to the other party and received not less than sixty (60) days prior to the date upon which such termination will take effect. Upon termination hereof:

         A. Fund will pay State Street its fees and compensation due hereunder and its reimbursable disbursements, costs and expenses paid or incurred to such date;

         B. Fund will designate a successor investment accounting and recordkeeping agent (which may be Fund) by Instruction to State Street;

         C. Fund will designate a successor custodian by Instruction to State Street. In the event no such Instruction has been delivered to State Street on or before the date when such termination becomes effective, then State Street may, at its option, (i) choose as successor custodian a bank or trust company meeting the qualifications for custodian set forth in the 1940 Act and having not less than Two Million Dollars ($2,000,000) aggregate capital, surplus and undivided profits, as shown by its last published report, or (ii) apply to a court of competent jurisdiction for the appointment of a successor or other proper relief, or take any other lawful action under the circumstances; provided, however, that Fund will reimburse State Street for its costs and expenses, including reasonable attorney's fees, incurred in connection therewith; and

         D. State Street will, upon payment of all sums due to State Street from Fund hereunder, deliver at State Street's office (i) all accounts and records to the successor investment accounting and recordkeeping agent or, if none, to Fund; and (ii) all Assets, duly endorsed and in form for transfer, to the successor custodian, or as specified by the court. State Street will cooperate in effecting changes in book-entries at all Depositories. Upon delivery to a successor or as specified by the court, State Street will have no further obligations or liabilities hereunder. Thereafter such successor will be the successor hereunder and will be entitled to reasonable compensation for its services.

         In the event that accounts, records or Assets remain in the possession of State Street after the date of termination hereof for any reason other than State Street's failure to deliver the same, State Street is entitled to compensation as provided in the then-current fee schedule for its services during such period, and the provisions hereof relating to the duties and obligations of State Street will remain in full force and effect.

8. NOTICES. Notices, requests, instructions and other writings addressed to Fund at the address set forth above, or at such other address as Fund may have designated to State Street in writing, will be deemed to have been properly given to Fund hereunder. Notices, requests, Instructions and other writings addressed to State Street at 801 Pennsylvania Avenue, Kansas City, Missouri 64105, Attention: Custody Department, or to such other address as it may have designated to the Fund in writing, will be deemed to have been properly given to State Street hereunder.

9.       THE SYSTEMS; CONFIDENTIALITY.

         A. If State Street provides Fund direct access to the computerized investment portfolio custody, recordkeeping and accounting systems used by State Street ("Systems") or if State Street and Fund agree to utilize any electronic system of communication, Fund agrees to implement and enforce appropriate security policies and procedures to prevent unauthorized or improper access to or use of the Systems or such other system.

         B. Fund will preserve the confidentiality of the Systems and the tapes, books, reference manuals, instructions, records, programs, documentation and information of, and other materials relevant to, the Systems and the business of State Street ("Confidential Information"). Fund agrees that it will not voluntarily disclose any such Confidential Information to any other person other than its own employees who reasonably have a need to know such information pursuant hereto. Fund will return all such Confidential Information to State Street upon termination or expiration hereof.

         C. Fund has been informed that the Systems are licensed for use by State Street from one or more third parties ("Licensors"), and Fund acknowledges that State Street and Licensors have proprietary rights in and to the Systems and all other State Street or Licensor programs, code, techniques, know-how, data bases, supporting documentation, data formats, and procedures, including without limitation any changes or modifications made at the request or expense or both of Fund (collectively, the "Protected Information"). Fund acknowledges that the Protected Information constitutes confidential material and trade secrets of State Street and Licensors. Fund will preserve the confidentiality of the Protected Information, and Fund hereby acknowledges that any unauthorized use, misuse, disclosure or taking of Protected Information, residing or existing internal or external to a computer, computer system, or computer network, or the knowing and unauthorized accessing or causing to be accessed of any computer, computer system, or computer network, may be subject to civil liabilities and criminal penalties under applicable law. Fund will so inform employees and agents who have access to the Protected Information or to any computer equipment capable of accessing the same. Licensors are intended to be and are third party beneficiaries of Fund's obligations and undertakings contained in this Section.

         D. Fund hereby represents and warrants to State Street that it has determined to its satisfaction that the Systems are appropriate and suitable for its use. THE SYSTEMS ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. State Street EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

         E. State Street agrees to defend at its own expense any claim or action brought against Fund on the issue of infringement of any United States patent, copyright, trade secret or trademark by the Systems as used within the scope of this Agreement, and to indemnify Fund against all damages and costs, which may be assessed against them under any such claim or action.

10. ADDITIONAL PORTFOLIOS. Fund may appoint State Street as its custodian and investment accounting and recordkeeping agent under this Agreement for additional series of the Fund ("Additional Portfolio") from time to time by written notice, provided that State Street consents to such addition. Rates or charges for each Additional Portfolio will be as agreed upon by State Street and Fund in writing. If Additional Portfolios are added to this Agreement, each portfolio will be regarded for all purposes hereunder as a separate party apart from each other portfolio. Unless the context otherwise requires, with respect to every transaction covered hereby, every reference herein to the Portfolio is deemed to relate solely to the particular portfolio to which such transaction relates. Under no circumstances will the rights, obligations or remedies with respect to a particular portfolio constitute a right, obligation or remedy applicable to any other portfolio. The use of this single document to memorialize the separate agreement of each portfolio is understood to be for clerical convenience only and will not constitute any basis for joining portfolios for any reason.

11.      MISCELLANEOUS.

         A. This Agreement will be construed according to, and the rights and liabilities of the parties hereto will be governed by, the laws of the Commonwealth of Massachusetts without reference to the choice of laws principles thereof.

         B. All terms and provisions hereof will be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

         C. The representations and warranties, the indemnifications extended hereunder, and the provisions of Section 9 hereof are intended to and will continue after and survive the expiration, termination or cancellation hereof.

         D. No provisions hereof may be amended or modified in any manner except by a written agreement properly authorized and executed by each party hereto.

         E. The failure of any party to insist upon the performance of any terms or conditions hereof or to enforce any rights resulting from any breach of any of the terms or conditions hereof, including the payment of damages, will not be construed as a continuing or permanent waiver of any such terms, conditions, rights or privileges, but the same will continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver, release or discharge of any party's rights hereunder will be effective unless contained in a written instrument signed by the party sought to be charged.

         F. The captions herein are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

         G. This Agreement may be executed in two or more counterparts, each of which is deemed an original but all of which together constitute one and the same instrument.

         H. If any provision hereof is determined to be invalid, illegal, in conflict with any law or otherwise unenforceable, the remaining provisions hereof will be considered severable and will not be affected thereby, and every remaining provision hereof will remain in full force and effect and will remain enforceable to the fullest extent permitted by applicable law.

         I. This Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         J. Neither the execution nor performance hereof will be deemed to create a partnership or joint venture by and between State Street and Fund or the Portfolio.

         K. Except as specifically provided herein, this Agreement does not in any way affect any other agreements entered into among the parties hereto and any actions taken or omitted by any party hereunder will not affect any rights or obligations of the other parties hereunder.

         L. Notice is hereby given that this Agreement has been executed on behalf of the Fund by the undersigned duly authorized representative of Fund in his/her capacity as such and not individually; and that the obligations of this Agreement are binding only upon the assets and property of Fund and not upon any trustee, officer of shareholder of Fund individually.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers.

STATE STREET BANK AND TRUST COMPANY

By:
   -------------------------------
Title:
      ----------------------------

FIXED INCOME SHARES,
ON BEHALF OF ALLIANZ DRESDNER DAILY ASSET FUND

By:
   -------------------------------
Title:
      ----------------------------

                       FUNDS TRANSFER OPERATING GUIDELINES
                       -----------------------------------


1. OBLIGATION OF THE SENDER: State Street Bank and Trust Company and affiliates ("SSB") is authorized to promptly debit Client's account(s) upon the receipt of a payment order in compliance with any of the Security Procedures chosen by the Client, from those offered on the attached selection form (and any updated selection forms hereafter executed by the Client), for funds transfers and in the amount of money that SSB has been instructed to transfer. SSB is hereby instructed to accept funds transfer instructions only via the delivery methods and Security Procedures indicated on the attached selection form (and any updated selection forms hereafter executed by the Client). The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by SSB after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by SSB. SSB shall execute payment orders in compliance with the selected Security Procedures and with the Client's/Investment Manager's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. SSB will use reasonable efforts to execute on the execution date payment orders received after the customary deadline, but if it is unable to execute any such payment order on the execution date, such payment order will be deemed to have been received on the next business day.

2. SECURITY PROCEDURES: The Client acknowledges that the selected Security Procedures were selected by the Client from Security Procedures offered by SSB. The Client shall restrict access to confidential information relating to the Security Procedures to authorized persons as communicated in writing to SSB. The Client must notify SSB immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client's authorized personnel. SSB shall verify the authenticity of all instructions according to the selected Security Procedures.

3. ACCOUNT NUMBERS: SSB shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by SSB at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. SSB will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4. REJECTION: SSB reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of SSB's receipt of such payment order;
(b) if initiating such payment order would cause SSB, in SSB's sole judgment, to exceed any applicable volume, aggregate dollar, network, time, credit or similar limits upon wire transfers; or (c) if SSB, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5. CANCELLATION OR AMENDMENT: SSB shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the selected Security Procedures provided that such requests are received in sufficient time to afford SSB a reasonable opportunity to act prior to executing the payment order. However, SSB assumes no liability if the request for amendment or cancellation cannot be satisfied by SSB's reasonable efforts.

6. ERRORS: SSB shall assume no responsibility for failure to detect any erroneous payment order provided that SSB complies with the payment order instructions as received and SSB complies with the selected Security Procedures. The Security Procedures are established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7. INTEREST AND LIABILITY LIMITS: SSB shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless SSB is notified of the unauthorized payment order within thirty
(30) days of notification by SSB of the acceptance of such payment order. In no event (including but not limited to failure to execute a payment order) shall SSB be liable for special, indirect or consequential damages, even if advised of the possibility of such damages.

8. AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When the Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the Mid-America Payment Exchange or other similar body, SSB or its agent will act as an Originating Depository Financial Institution and/or Receiving Depository Financial Institution, as the case may be, with respect to such entries. Credits given with respect to an ACH credit entry are provisional until final settlement for such entry is received from the Federal Reserve Bank. If such final settlement is not received, the Client agrees to promptly refund the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9. CONFIRMATIONS: Confirmation of SSB's execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through SSB's account statements, advices, information systems, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

10. MISCELLANEOUS: SSB may use the Federal Reserve System Fedwire to execute payment orders, and any payment order carried in whole or in part through Fedwire will be subject to applicable Federal Reserve Board rules and regulations. SSB and the Client agree to cooperate to attempt to recover any funds erroneously paid to wrong parties, regardless of any fault of SSB or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

11. Liability on Foreign Accounts: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or (c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist

                       SECURITY PROCEDURES SELECTION FORM


Please select at least two of the funds transfer security procedures indicated below.

[]    SWIFT
      SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages.

      Selection of this security procedure would be most appropriate for existing SWIFT members.

[]    REMOTE BATCH TRANSMISSION
      Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and/or its agent and SSB and/or its agent. Security procedures include encryption and/or the use of a test key by those individuals authorized as Automated Batch Verifiers or a callback procedure to those individuals.

      Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business such as shareholder redemptions and dividend payments.

[]    AUTOMATED CLEARING HOUSE (ACH)
SSB or its agent receives an automated transmission from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. The transmission is sent from the Client's or its agent's system to SSB's or its agent's system with encryption.

[]    REPETITIVE WIRES
      For situations where funds are transferred periodically from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a $10 million limit. If the payment order exceeds the $10 million limit, the instruction will be confirmed by Telephone Confirmation (Call Back) or Test Key prior to execution. Repetitive wire instructions must be reconfirmed annually. Clients may establish Repetitive Wires by following the agreed upon security procedures as described by Telephone Confirmation (Call Back) or Test Key.

      This alternative is recommended whenever funds are frequently transferred between the same two accounts. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    STANDING INSTRUCTIONS
      Funds are transferred by SSB to a counter party on the Client's established list of authorized counter parties. Only the date and the dollar amount are variable. Clients may establish Standby Instructions by following the agreed upon security procedures as described by Telephone Confirmation (Call
Back) or Test Key. Additional paperwork will be required from insurance Clients using 1031 drawdowns.

      This option is used for transactions that include but are not limited to Foreign Exchange Contracts, Time Deposits and Tri-Party Repurchase Agreements. IF THIS OPTION IS SELECTED, CHOOSE EITHER TELEPHONE CONFIRMATION OR TEST KEY TO BE USED AS A SECONDARY PROCEDURE WHEN OVER $10 MILLION.

[]    TELEPHONE CONFIRMATION (CALL BACK)
      This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will contact someone other than the originator at the Client's location to authenticate the instruction.

      Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures. PLEASE COMPLETE THE TELEPHONE CONFIRMATION INSTRUCTIONS ATTACHED AS A SCHEDULE HERETO.

[]    TEST KEY
      Test Key confirmation will be used to verify all non-repetitive funds transfer instructions received via facsimile or phone. SSB will provide test keys if this option is chosen. SSB will verify that the instruction contains the signature of an authorized person and prior to execution of the payment order, will authenticate the test key provided with the corresponding test key at SSB.

      Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

The individual signing below must be authorized to sign contract on behalf of the client. The execution of payment orders under the selected Security Procedures is governed by the Funds Transfer Operating Guidelines, which are incorporated by reference.

FIXED INCOME SHARES, on behalf of Allianz Dresdner Daily Asset Fund

By:
   ----------------------------------------------
       Authorized Signature


-------------------------------------------------
Type or Print Name


-------------------------------------------------
Title


-------------------------------------------------
Date

                 SCHEDULE TO FUNDS TRANSFER OPERATING GUIDELINES
                     AND SECURITY PROCEDURES SELECTION FORM


CLIENT/INVESTMENT MANAGER:
                          -----------------------------------------------------
                                               Company Name

ACCOUNT NUMBER(S):
                  -------------------------------------------------------------

KEY CONTACT INFORMATION
Whom shall we contact to implement your selection(s)?


CLIENT OPERATIONS CONTACT               ALTERNATE CONTACT


 Name                                   Name

 Address                                Address

 City/State/Zip Code                    City/State/Zip Code

 Telephone Number                       Telephone Number

 Facsimile Number                       Facsimile Number

 SWIFT Number

TELEPHONE CONFIRMATION INSTRUCTIONS
Authorized Initiators (Please Type or Print) - Please provide a listing of your staff members who are currently authorized to INITIATE wire transfer instructions:

NAME                         TITLE                   SPECIMEN SIGNATURE

-------------------------    ---------------------   --------------------------

-------------------------    ---------------------   --------------------------

-------------------------    ---------------------   --------------------------

-------------------------    ---------------------   --------------------------

-------------------------    ---------------------   --------------------------

Authorized Verifiers (Please Type or Print) - Please provide a listing of your staff members who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME                        CALLBACK PHONE NUMBER    DOLLAR LIMITATION (IF ANY)

-------------------------   ---------------------    --------------------------

-------------------------   ---------------------    --------------------------

-------------------------   ---------------------    --------------------------

-------------------------   ---------------------    --------------------------

-------------------------   ---------------------    --------------------------

-------------------------   ---------------------    --------------------------

------------------------------------------------     ----------------
APPROVAL (FOR STATE STREET USE ONLY)                 DATE

COUNTRY                    SUBCUSTODIAN


Argentina                  Citibank, N.A.

Australia                  Westpac Banking Corporation

Austria                    Erste Bank der Osterreichischen Sparkassen AG

Bahrain                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh                 Standard Chartered Bank

Belgium                    Fortis Bank nv-sa

Benin                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Bermuda                    The Bank of Bermuda Limited

Bolivia                    Citibank, N. A.

Botswana                   Barclays Bank of Botswana Limited

Brazil                     Citibank, N.A.

Bulgaria                   ING Bank N.V.

Burkina Faso               via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Canada                     State Street Trust Company Canada

Cayman Islands             Bank of Nova Scotia Trust Company (Cayman) Ltd.

Chile                      BankBoston, N.A.

People's Republic          Hongkong and Shanghai Banking Corporation Limited,
of China                   Shanghai and Shenzhen branches

Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica                 Banco BCT S.A.

Croatia                    Privredna Banka Zagreb d.d

Cyprus                     Cyprus Popular Bank Ltd.

Czech Republic             Eeskoslovenska Obchodni Banka, A.S.

Denmark                    Danske Bank A/S

Ecuador                    Citibank, N.A.

Egypt                      HSBC Bank Egypt S.A.E.
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Estonia                    Hansabank

Finland                    Nordea Bank Finland Plc.

France                     BNP Paribas Securities Services, S.A.

COUNTRY                    SUBCUSTODIAN


Germany                    Dresdner Bank AG

Ghana                      Barclays Bank of Ghana Limited

Greece                     National Bank of Greece S.A.

Guinea-Bissau              via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Hong Kong                  Standard Chartered Bank

Hungary                    HVB Bank Hungary Rt.

Iceland                    Icebank Ltd.

India                      Deutsche Bank AG
                           Hongkong and Shanghai Banking Corporation Limited

Indonesia                  Standard Chartered Bank

Ireland                    Bank of Ireland

Israel                     Bank Hapoalim B.M.

Italy                      BNP Paribas Securities Services, S.A.

Ivory Coast                Societe Generale de Banques en Cote d'Ivoire

Jamaica                    Scotiabank Jamaica Trust and Merchant Bank Ltd.

Japan                      Mizuho Corporate Bank Ltd.
                           Sumitomo Mitsui Banking Corporation

Jordan                     HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kazakhstan                 HSBC Bank Kazakhstan
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

Kenya                      Barclays Bank of Kenya Limited

Republic of Korea          Hongkong and Shanghai Banking Corporation Limited

Latvia                     A/s Hansabanka

Lebanon                    HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Lithuania                  Vilniaus Bankas AB

Malaysia                   Standard Chartered Bank Malaysia Berhad

Mali                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Mauritius                  Hongkong and Shanghai Banking Corporation Limited

Mexico                     Banco Nacional de Mexico S.A.

COUNTRY                    SUBCUSTODIAN


Morocco                    Banque Commerciale du Maroc

Namibia                    Standard Bank Namibia Limited               -

Netherlands                KAS BANK N.V.

New Zealand                Westpac Banking Corporation

Niger                      via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Nigeria                    Stanbic Bank Nigeria Limited

Norway                     Nordea Bank Norge ASA

Oman                       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Pakistan                   Deutsche Bank AG

Palestine                  HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

Panama                     BankBoston, N.A.

Peru                       Citibank, N.A.

Philippines                Standard Chartered Bank

Poland                     Bank Handlowy w Warszawie S.A.

Portugal                   Banco Comercial Portugues

Qatar                      HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.

Russia                     ING Bank (Eurasia) ZAO, Moscow

Senegal                    via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Singapore                  The Development Bank of Singapore Limited

Slovak Republic            Eeskoslovenska Obchodni Banka, A.S., pobocka
                           zahranicnej banky v SR

Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana

South Africa               Nedcor Bank Limited
                           Standard Bank of South Africa Limited

Spain                      Banco Santander Central Hispano S.A.

Sri Lanka                  Hongkong and Shanghai Banking Corporation Limited

Swaziland                  Standard Bank Swaziland Limited

Sweden                     Skandinaviska Enskilda Banken

COUNTRY                    SUBCUSTODIAN


Switzerland                UBS AG

Taiwan - R.O.C.            Central Trust of China

Thailand                   Standard Chartered Bank

Togo                       via Societe Generale de Banques en Cote d'Ivoire,
                           Abidjan, Ivory Coast

Trinidad & Tobago          Republic Bank Limited

Tunisia                    Banque Internationale Arabe de Tunisie

Turkey                     Citibank, N.A.

Uganda                     Barclays Bank of Uganda Limited

Ukraine                    ING Bank Ukraine

United Arab Emirates       HSBC Bank Middle East
                           (as delegate of the Hongkong and Shanghai Banking
                           Corporation Limited)

United Kingdom             State Street Bank and Trust Company,  London Branch

Uruguay                    BankBoston, N.A.

Venezuela                  Citibank, N.A.

Vietnam                    The Hongkong and Shanghai Banking Corporation Limited

Zambia                     Barclays Bank of Zambia Limited

Zimbabwe                   Barclays Bank of Zimbabwe Limited

          SCHEDULE B: STATE STREET GLOBAL CUSTODY NETWORK DEPOSITORIES
                          OPERATING IN NETWORK MARKETS

COUNTRY                             DEPOSITORIES

Argentina                 Caja de Valores S.A.

Australia                 Austraclear Limited

Austria                   Oesterreichische Kontrollbank AG
                          (Wertpapiersammelbank Division)

Bahrain Exchange          Clearing, Settlement, and Depository System of the
                          Bahrain Stock

Belgium Caisse Interprofessionnelle de Depots et de Virements de Titres, S.A. Banque Nationale de Belgique

Benin                     Depositaire Central - Banque de Reglement

Bermuda                   Bermuda Securities Depository

Brazil Central de Custodia e de Liquidacao Financeira de Titulos Privados (CETIP) Companhia Brasileira de Liquidacao e Custodia
                          Sistema Especial de Liquidacao e de Custodia (SELIC)

Bulgaria                  Bulgarian National Bank
                          Central Depository AD

Burkina Faso              Depositaire Central - Banque de Reglement

Canada                    Canadian Depository for Securities Limited

Chile                     Deposito Central de Valores S.A.

People's Republic         China Securities Depository and Clearing Corporation
of China                  Limited
                          Shanghai Branch
                          China Securities Depository and Clearing Corporation
                          Limited Shenzhen Branch

Colombia                  Deposito Central de Valores
                          Deposito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica                Central de Valores S.A.

Croatia                   Ministry of Finance
                          National Bank of Croatia
                          Sredisnja Depozitarna Agencija d.d.

Cyprus                    Central Depository and Central Registry

Czech Republic            Czech National Bank
                          Stredisko cennych papiru - Ceska republika

Denmark                   Vaerdipapircentralen (Danish Securities Center)

Egypt                     Misr for Clearing, Settlement, and Depository S.A.E.

Estonia                   Eesti Vaartpaberikeskus

Finland                   Suomen Arvopaperikeskus (Finnish Central Securities
                          Depository)

France                    Euroclear France

Germany                   Clearstream Banking AG, Frankfurt

COUNTRY                            DEPOSITORIES


Greece                    Apothetirion Titlon AE - Central Securities
                          Depository
                          Bank of Greece, System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau             Depositaire Central - Banque de Reglement

Hong Kong                 Central Moneymarkets Unit
                          Hong Kong Securities Clearing Company Limited

Hungary                   Kozponti Elszamolohaz es Ertektar (Budapest) Rt.
                          (KELER)

Iceland                   Iceland Securities Depository Limited

India Central Depository Services India Limited National Securities Depository Limited
                          Reserve Bank of India

Indonesia                 Bank Indonesia
                          PT Kustodian Sentral Efek Indonesia

Israel                    Tel Aviv Stock Exchange Clearing House Ltd. (TASE
                          Clearinghouse)

Italy                     Monte Titoli S.p.A.

Ivory Coast               Depositaire Central - Banque de Reglement

Jamaica                   Jamaica Central Securities Depository

Japan                     Bank of Japan  - Net System
                          Japan Securities Depository Center (JASDEC)
                          Incorporated

Kazakhstan                Central Depository of Securities

Kenya                     Central Bank of Kenya

Republic of Korea         Korea Securities Depository

Latvia                    Latvian Central Depository

Lebanon                   Custodian and Clearing Center of Financial
                          Instruments for Lebanon and the Middle East (Midclear) S.A.L.
                          Banque du Liban

Lithuania                 Central Securities Depository of Lithuania

Malaysia                  Malaysian Central Depository Sdn. Bhd.
                          Bank Negara Malaysia

Mali                      Depositaire Central - Banque de Reglement

Mauritius                 Central Depository and Settlement Co. Ltd.
                          Bank of Mauritius

Mexico                    S.D. Indeval, S.A. de C.V.

Morocco                   Maroclear

Netherlands NECIGEF)      Nederlands Centraal Instituut voor Giraal
                          Effectenverkeer B.V.

COUNTRY                             DEPOSITORIES


New Zealand               New Zealand Central Securities Depository Limited

Niger                     Depositaire Central - Banque de Reglement

Nigeria                   Central Securities Clearing System Limited

Norway                    Verdipapirsentralen (Norwegian Central Securities
                          Depository)

Oman                      Muscat Depository & Securities Registration Company,
                          SAOC

Pakistan                  Central Depository Company of Pakistan Limited
                          State Bank of Pakistan

Palestine                 Clearing Depository and Settlement, a department of
                          the Palestine Stock Exchange

Panama                    Central Latinoamericana de Valores, S.A. (LatinClear)

Peru Caja de Valores y Liquidaciones, Institucion de Compensacion y Liquidacion de Valores S.A

Philippines               Philippine Central Depository, Inc.
                          Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland Krajowy Depozyt Papierow Wartosciowych S.A.(National Depository of Securities)
                          Central Treasury Bills Registrar

Portugal INTERBOLSA - Sociedade Gestora de Sistemas de Liquidacao e de Sistemas Centralizados de Valores Mobiliarios, S.A.

Qatar Central Clearing and Registration (CCR), a department of the Doha Securities Market

Romania                   Bucharest Stock Exchange Registry Division
                          National Bank of Romania
                          National Securities Clearing, Settlement and
                          Depository Company

Russia                    Vneshtorgbank, Bank for Foreign Trade of the Russian
                          Federation

Senegal                   Depositaire Central - Banque de Reglement

Singapore                 Central Depository (Pte) Limited
                          Monetary Authority of Singapore

Slovak Republic           National Bank of Slovakia
                          Stredisko cennych papierov SR, a.s.

Slovenia                  KDD - Centralna klirinsko depotna druzba d.d.

South Africa              Central Depository Limited
                          Share Transactions Totally Electronic (STRATE) Ltd.

Spain                     Banco de Espana
                          Servicio de Compensacion y Liquidacion de
                          Valores, S.A.

Sri Lanka                 Central Depository System (Pvt) Limited

COUNTRY                             DEPOSITORIES


Sweden                    Vardepapperscentralen  VPC AB
                          (Swedish Central Securities Depository)

Switzerland               SegaIntersettle AG (SIS)

Taiwan - R.O.C.           Taiwan Securities Central Depository Company Limited

Thailand                  Bank of Thailand
                          Thailand Securities Depository Company Limited

Togo                      Depositaire Central - Banque de Reglement

Trinidad and Tobago       Trinidad and Tobago Central Bank

Tunisia Societe Tunisienne Interprofessionelle pour la Compensation et de Depots des Valeurs Mobilieres (STICODEVAM)

Turkey                    Central Bank of Turkey
                          Takas ve Saklama Bankasi A.S. (TAKASBANK)

Uganda                    Bank of Uganda

Ukraine                   Mizhregionalny Fondovy Souz
                          National Bank of Ukraine

United Arab Emirates      Clearing and Depository System, a department of the
                          Dubai Financial Market

Venezuela                 Banco Central de Venezuela

Vietnam Securities Registration, Clearing and Settlement, Depository Department of the Securities Trading Center

Zambia                    Bank of Zambia
                          LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking AG

                                   SCHEDULE C

                               MARKET INFORMATION


PUBLICATION/TYPE OF INFORMATION                                  BRIEF DESCRIPTION
-------------------------------                                  -----------------
(SCHEDULED FREQUENCY)
The Guide to Custody in World Markets       An overview of settlement and safekeeping procedures, custody practices
(hardcopy annually and regular              and foreign investor considerations for the markets in which State
website updates)                            Street offers custodial services.

Global Custody Network Review               Information relating to Foreign Sub-Custodians in State Street's Global
(annually)                                  Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street's market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign
                                            Sub-Custodian banks.

Securities Depository Review                Custody risk analyses of the Foreign Securities Depositories presently
(annually)                                  operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey                         With respect to each market in which State Street offers custodial
(annually)                                  services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a
                                            Foreign Sub-Custodian or Foreign Securities System, (ii) a fund's ability to recover in the event of bankruptcy or insolvency of a
                                            Foreign Sub-Custodian or Foreign Securities System, (iii) a fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or
                                            Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the contracts that State Street has entered into with each
(annually)                                  Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin                      Information on changing settlement and custody conditions in markets
(daily or as necessary)                     where State Street offers custodial services. Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State
                                            Street's clients.

Foreign Custody Advisories                  For those markets where State Street offers custodial services that
(as necessary)                              exhibit special risks or infrastructures impacting custody, State
                                            Street issues market advisories to highlight those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices                     Informational letters and accompanying materials confirming State
(presently on a quarterly                   Street's foreign custody arrangements, including a or as otherwise
basis                                       necessary) summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.
